                                                                    Exhibit 23.1




The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)


We consent to the use of our report related to CapRock Telecommunications Corp. included herein and to the reference to our firm under the headings "Summary Supplemental Consolidated Condensed Financial Data," "Selected Supplemental Consolidated Financial Data of CapRock," "Selected Historical Financial Data of Telecommunications" and "Experts" in the prospectus.

                                        KPMG PEAT MARWICK LLP

Dallas, Texas
October 9, 1998